HERTZ REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS
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"Our business benefitted from solid demand and a stable rate environment in the fourth quarter," said Stephen Scherr, Hertz chair and chief executive officer. "Nevertheless, we continued to face headwinds related to our electric vehicle fleet and other costs throughout the quarter. We have taken steps to address those challenges and heading into 2024, we are confident that our planned reduction in EVs and cost base, along with the ongoing execution of our enhanced profitability plan, will enable us to regain our operational cadence and improve our financial performance with increasing effect into 2025."

ESTERO, Fla, February 6, 2024 - Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz", "Hertz Global" or the "Company") today reported results for its fourth quarter and full year 2023.

OVERVIEW

Q4 2023
•Revenue of $2.2 billion
•GAAP net loss of $348 million, a negative 16% margin, or $1.14 loss per diluted share
•Adjusted net loss of $418 million, or $1.36 loss per diluted share
•Adjusted Corporate EBITDA of negative $382 million, a negative 17% margin, including recognition of $245 million of net depreciation expense related to the previously announced sale of electric vehicles ("EV")
•GAAP operating cash flow of $564 million
•Adjusted operating cash outflow of $366 million and adjusted free cash outflow of $128 million

FY 2023
•Revenue of $9.4 billion
•GAAP net income of $616 million, a 7% margin, or $1.39 per diluted share
•Adjusted net income of $172 million, or $0.53 per diluted share
•Adjusted Corporate EBITDA of $561 million, a 6% margin, including recognition of $245 million of net depreciation expense related to the previously announced sale of EVs
•GAAP operating cash flow of $2.5 billion
•Adjusted operating cash flow of $44 million and adjusted free cash outflow of $321 million
•Corporate liquidity of $2.0 billion at December 31st, including $764 million in unrestricted cash
•Company repurchased 19.4 million shares of common stock for $291 million

FOURTH QUARTER RESULTS

Fourth quarter 2023 revenue was $2.2 billion, up 7% from the fourth quarter of 2022 driven by increased volume across leisure, corporate and rideshare customer channels. Strong fourth quarter 2023 RPD of $58.09 reflected continued price discipline and a moderating trend relative to prior quarterly comparisons. The Company prioritized rate over utilization, purposely forgoing lower margin business.

Depreciation per unit per month of $498 reflected the impact of the write down of EVs held for sale to their fair value and a decline in residual values, as well as a modestly higher than expected fleet.

Fleet interest expense increased to $91 per unit per month in the fourth quarter, up from $55 per unit per month in Q4 of 2022. The increase year over year was largely a reflection of the rising interest rate environment.

Direct operating expense on a per transaction day basis, exclusive of litigation settlements in the fourth quarter of 2022, increased year over year, largely due to elevated net collision and damage expenses.

Adjusted Corporate EBITDA was negative $382 million in the quarter, a negative 17% margin, which includes $245 million of incremental net depreciation expense related to the EVs held for sale.

SUMMARY RESULTS
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	Three Months Ended December 31,		Percent Inc/(Dec) 2023 vs 2022
($ in millions, except earnings per share or where noted)	2023	2022
Hertz Global - Consolidated
Total revenues	$2,184	$2,035	7%
Net income (loss)	$(348)	$116	NM
Net income (loss) margin	(16)%	6%
Adjusted net income (loss)(a)	$(418)	$173	NM
Adjusted diluted earnings (loss) per share(a)	$(1.36)	$0.50	NM
Adjusted Corporate EBITDA(a)	$(382)	$309	NM
Adjusted Corporate EBITDA Margin(a)	(17)%	15%

Average Vehicles (in whole units)	553,545	496,926	11%
Average Rentable Vehicles (in whole units)	527,267	465,943	13%
Vehicle Utilization	78%	79%
Transaction Days (in thousands)	37,602	33,673	12%
Total RPD (in dollars)(b)	$58.09	$60.82	(4)%
Total RPU Per Month (in whole dollars)(b)	$1,381	$1,485	(7)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$498	$242	NM

Americas RAC Segment
Total revenues	$1,805	$1,707	6%
Adjusted EBITDA	$(309)	$318	NM
Adjusted EBITDA Margin	(17)%	19%

Average Vehicles (in whole units)	446,573	398,860	12%
Average Rentable Vehicles (in whole units)	422,155	370,723	14%
Vehicle Utilization	79%	80%
Transaction Days (in thousands)	30,589	27,367	12%
Total RPD (in dollars)(b)	$59.01	$62.38	(5)%
Total RPU Per Month (in whole dollars)(b)	$1,425	$1,535	(7)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$552	$278	99%

International RAC Segment
Total revenues	$379	$328	15%
Adjusted EBITDA	$44	$81	(46)%
Adjusted EBITDA Margin	12%	25%

Average Vehicles (in whole units)	106,972	98,065	9%
Average Rentable Vehicles (in whole units)	105,112	95,221	10%
Vehicle Utilization	73%	72%
Transaction Days (in thousands)	7,013	6,305	11%
Total RPD (in dollars)(b)	$54.06	$54.02	—%
Total RPU Per Month (in whole dollars)(b)	$1,202	$1,280	(6)%
Depreciation Per Unit Per Month (in whole dollars)(b)	$271	$97	NM
NM - Not meaningful
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II for 2023 and 2022.
(b)    Based on December 31, 2022 foreign exchange rates.

EARNINGS WEBCAST INFORMATION
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Hertz Global's live webcast and conference call to discuss its fourth quarter and full year 2023 results will be held on February 6, 2024, at 8:30 a.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the Company’s investor relations website at IR.Hertz.com. If you would like to access the call by phone and ask a question, please go to https://register.vevent.com/register/BI57914e10506d4929890ab9400e6c2d1e, and you will be provided with dial in details. Investors are encouraged to dial-in approximately 15 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
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In this earnings release, we include select unaudited financial data of Hertz Global, Supplemental Schedules, which are provided to present segment results, and reconciliations of non-GAAP measures to their most comparable GAAP measures. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout the earnings release and its rationale on the importance and usefulness of non-GAAP measures for investors and management.

ABOUT HERTZ
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The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation owns and operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements are identified by words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” "guidance" or similar expressions, and include information concerning our liquidity, our results of operations, our business strategies, the business environment and other information. These forward-looking statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors. The Company believes these judgments are reasonable, but you should understand that these forward-looking statements are not guarantees of future performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things:
•mix of program and non-program vehicles in the Company's fleet, which can lead to increased exposure to residual value risk upon disposition;
•the potential for declines, including sudden or unexpected declines, in the residual values associated with non-program vehicles in the Company's fleet;

•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost in order to efficiently service rental demand, including upon any disruptions in the global supply chain;
•the age of the Company's fleet, and its impact on vehicle carrying costs, customer service scores, as well as on the Company's ability to sell vehicles at acceptable prices and times;
•whether a manufacturer of the Company's program vehicle fulfills its repurchase obligations;
•the frequency or extent of manufacturer safety recalls;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•seasonality and other occurrences that disrupt rental activity during the Company's peak periods, including in critical geographies;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number, location and mix of vehicles used in the Company's rental operations accordingly;
•the Company's ability to implement the Company's business strategy or strategic transactions, including the Company's ability to implement plans to support a large-scale electric vehicle fleet and to play a central role in the modern mobility ecosystem;
•the Company's ability to adequately respond to changes in technology impacting the mobility industry;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•the Company's reliance on third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer services for a favorable customer experience, and to retain and develop customer loyalty and market share;
•the Company's ability to maintain the Company's network of leases and vehicle rental concessions at airports and other key locations in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•the Company's ability to attract and retain effective frontline employees, senior management and other key employees;
•the Company's ability to effectively manage the Company's union relations and labor agreement negotiations;
•the Company's ability to manage and respond to cybersecurity threats and cyber attacks on the Company's information technology systems, or those of the Company's third-party providers;
•the Company's ability, and that of the Company's key third-party partners, to prevent the misuse or theft of information the Company possess, including as a result of cyber attacks and other security threats;
•the Company's ability to maintain, upgrade and consolidate the Company's information technology systems;
•the Company's ability to comply with current and future laws and regulations in the U.S. and internationally regarding data protection, data security and privacy risks;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•risks relating to tax laws, including those that affect the Company's ability to recapture accelerated tax depreciation and expensing, as well as any adverse determinations or rulings by tax authorities;
•the Company's ability to utilize our net operating loss carryforwards;

•the Company's exposure to uninsured liabilities relating to personal injury, death and property damage, or otherwise, including material litigation;
•the potential for adverse changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to environmental matters, optional insurance products or policies, franchising and licensing matters, the ability to pass-through rental car related expenses, or taxes, among others, that affect the Company's operations, the Company's costs or applicable tax rates;
•the Company's ability to recover the Company's goodwill and indefinite-lived intangible assets when performing impairment analysis;
•the potential for changes in management's best estimates and assessments;
•the Company's ability to maintain an effective compliance program;
•the availability of earnings and funds from the Company's subsidiaries;
•the Company's ability to comply, and the cost and burden of complying, with ESG regulations or expectations of stakeholders, and otherwise achieve the Company's ESG goals;
•the availability of additional or continued sources of financing at acceptable rates for the Company's revenue earning vehicles and to refinance the Company's existing indebtedness;
•the extent to which the Company's consolidated assets secure the Company's outstanding indebtedness;
•volatility in the Company's share price, the Company's ownership structure and certain provisions of the Company's charter documents could negatively affect the market price of our common stock;
•the Company's ability to implement an effective business continuity plan to protect the business in exigent circumstances;
•the Company's ability to effectively maintain effective internal controls over financial reporting; and
•the Company's ability to execute strategic transactions.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
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UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2023	2022	2023	2022
Revenues	$2,184	$2,035	$9,371	$8,685
Expenses:
Direct vehicle and operating	1,388	1,274	5,455	4,808
Depreciation of revenue earning vehicles and lease charges, net	828	360	2,039	701
Depreciation and amortization of non-vehicle assets	49	37	149	142
Selling, general and administrative	247	221	962	959
Interest expense, net:
Vehicle	150	82	555	159
Non-vehicle	68	46	238	169
Total interest expense, net	218	128	793	328
Other (income) expense, net	—	8	12	2
(Gain) on sale of non-vehicle capital assets	—	—	(162)	—
Change in fair value of Public Warrants	(53)	(120)	(163)	(704)
Total expenses	2,677	1,908	9,085	6,236
Income (loss) before income taxes	(493)	127	286	2,449
Income tax (provision) benefit	145	(11)	330	(390)
Net income (loss)	$(348)	$116	$616	$2,059
Weighted average number of shares outstanding:
Basic	306	332	313	379
Diluted	306	347	326	403
Earnings (loss) per share:
Basic	$(1.14)	$0.35	$1.97	$5.43
Diluted	$(1.14)	$(0.01)	$1.39	$3.36

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	December 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$764	$943
Restricted cash and cash equivalents:
Vehicle	152	180
Non-vehicle	290	295
Total restricted cash and cash equivalents	442	475
Total cash and cash equivalents and restricted cash and cash equivalents	1,206	1,418
Receivables:
Vehicle	211	111
Non-vehicle, net of allowance of $47 and $45, respectively	980	863
Total receivables, net	1,191	974
Prepaid expenses and other assets	726	1,155
Revenue earning vehicles:
Vehicles	16,806	14,281
Less: accumulated depreciation	(2,155)	(1,786)
Total revenue earning vehicles, net	14,651	12,495
Property and equipment, net	671	637
Operating lease right-of-use assets	2,253	1,887
Intangible assets, net	2,863	2,887
Goodwill	1,044	1,044
Total assets	$24,605	$22,497
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$191	$79
Non-vehicle	510	578
Total accounts payable	701	657
Accrued liabilities	860	911
Accrued taxes, net	157	170
Debt:
Vehicle	12,242	10,886
Non-vehicle	3,449	2,977
Total debt	15,691	13,863
Public Warrants	453	617
Operating lease liabilities	2,142	1,802
Self-insured liabilities	471	472
Deferred income taxes, net	1,038	1,360
Total liabilities	21,513	19,852
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 479,990,286 and 478,914,062 shares issued, respectively, and 305,178,242 and 323,483,178 shares outstanding, respectively	5	5
Treasury stock, at cost, 174,812,044 and 155,430,884 common shares, respectively	(3,430)	(3,136)
Additional paid-in capital	6,405	6,326
Retained earnings (Accumulated deficit)	360	(256)
Accumulated other comprehensive income (loss)	(248)	(294)
Total stockholders' equity	3,092	2,645
Total liabilities and stockholders' equity	$24,605	$22,497

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$(348)	$116	$616	$2,059
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles, net	932	298	2,422	809
Depreciation and amortization, non-vehicle	49	37	149	142
Amortization of deferred financing costs and debt discount (premium)	17	15	61	53
Stock-based compensation charges	22	34	87	130
Provision for receivables allowance	26	15	93	57
Deferred income taxes, net	(144)	—	(380)	301
(Gain) loss on sale of non-vehicle capital assets	3	—	(162)	(5)
Change in fair value of Public Warrants	(53)	(120)	(163)	(704)
Changes in financial instruments	10	9	117	(111)
Other	(4)	8	5	11
Changes in assets and liabilities:
Non-vehicle receivables	167	(30)	(216)	(264)
Prepaid expenses and other assets	56	(46)	(39)	(126)
Operating lease right-of-use assets	112	78	365	280
Non-vehicle accounts payable	(75)	50	(48)	43
Accrued liabilities	(42)	(103)	(39)	80
Accrued taxes, net	(42)	21	3	73
Operating lease liabilities	(116)	(86)	(391)	(309)
Self-insured liabilities	(6)	(19)	(6)	19
Net cash provided by (used in) operating activities	564	277	2,474	2,538
Cash flows from investing activities:
Revenue earning vehicles expenditures	(1,202)	(2,743)	(9,514)	(10,596)
Proceeds from disposal of revenue earning vehicles	1,320	2,028	5,498	6,498
Non-vehicle capital asset expenditures	(37)	(46)	(188)	(150)
Proceeds from non-vehicle capital assets disposed of	3	2	181	12
Collateral returned in exchange for letters of credit	—	—	—	19
Return of (investment in) equity investments	—	(1)	(1)	(16)
Net cash provided by (used in) investing activities	84	(760)	(4,024)	(4,233)
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	302	1,390	6,043	9,672
Repayments of vehicle debt	(1,098)	(685)	(4,837)	(6,639)
Proceeds from issuance of non-vehicle debt	840	—	2,490	—
Repayments of non-vehicle debt	(505)	(6)	(2,018)	(20)
Payment of financing costs	(10)	(6)	(41)	(48)
Proceeds from exercises of Public Warrants	—	—	—	3
Share repurchases	(43)	(309)	(315)	(2,461)
Other	(6)	(16)	(9)	(20)
Net cash provided by (used in) financing activities	(520)	368	1,313	487
Effect of foreign currency exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	22	25	25	(25)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents during the period	150	(90)	(212)	(1,233)
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period	1,056	1,508	1,418	2,651
Cash and cash equivalents and restricted cash and cash equivalents at end of period	$1,206	$1,418	$1,206	$1,418

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Three Months Ended December 31, 2023				Three Months Ended December 31, 2022
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$1,805	$379	$—	$2,184	$1,707	$328	$—	$2,035
Expenses:
Direct vehicle and operating	1,163	229	(4)	1,388	1,098	174	2	1,274
Depreciation of revenue earning vehicles and lease charges, net	740	88	—	828	333	27	—	360
Depreciation and amortization of non-vehicle assets	43	3	3	49	29	3	5	37
Selling, general and administrative	134	105	8	247	81	38	102	221
Interest expense, net:
Vehicle	118	32	—	150	72	10	—	82
Non-vehicle	4	(3)	67	68	(36)	(1)	83	46
Total interest expense, net	122	29	67	218	36	9	83	128
Other (income) expense, net	2	1	(3)	—	(3)	6	5	8
Change in fair value of Public Warrants	—	—	(53)	(53)	—	—	(120)	(120)
Total expenses	2,204	455	18	2,677	1,574	257	77	1,908
Income (loss) before income taxes	$(399)	$(76)	$(18)	(493)	$133	$71	$(77)	127
Income tax (provision) benefit				145				(11)
Net income (loss)				$(348)				$116

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Twelve Months Ended December 31, 2023				Twelve Months Ended December 31, 2022
(In millions)	Americas RAC	International RAC	Corporate	Hertz Global	Americas RAC	International RAC	Corporate	Hertz Global
Revenues	$7,722	$1,649	$—	$9,371	$7,280	$1,405	$—	$8,685
Expenses:
Direct vehicle and operating	4,582	880	(7)	5,455	4,080	728	—	4,808
Depreciation of revenue earning vehicles and lease charges, net	1,775	264	—	2,039	553	148	—	701
Depreciation and amortization of non-vehicle assets	125	11	13	149	114	13	15	142
Selling, general and administrative	501	227	234	962	351	180	428	959
Interest expense, net:
Vehicle	456	99	—	555	140	19	—	159
Non-vehicle	(22)	(10)	270	238	(80)	—	249	169
Total interest expense, net	434	89	270	793	60	19	249	328
Other (income) expense, net	2	3	7	12	(6)	3	5	2
(Gain) on sale of non-vehicle capital assets	(162)	—	—	(162)	—	—	—	—
Change in fair value of Public Warrants	—	—	(163)	(163)	—	—	(704)	(704)
Total expenses	7,257	1,474	354	9,085	5,152	1,091	(7)	6,236
Income (loss) before income taxes	$465	$175	$(354)	286	$2,128	$314	$7	2,449
Income tax (provision) benefit				330				(390)
Net income (loss)				$616				$2,059

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
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	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2023	2022	2023	2022
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss)(a)	$(348)	$116	$616	$2,059
Adjustments:
Income tax provision (benefit)	(145)	11	(330)	390
Vehicle and non-vehicle debt-related charges(b)(l)	17	14	62	53
Restructuring and restructuring related charges(c)	7	16	17	45
Acquisition accounting-related depreciation and amortization(d)	1	1	2	3
Unrealized (gains) losses on financial instruments(e)	10	9	117	(111)
(Gain) on sale of non-vehicle capital assets(f)	—	—	(162)	—
Change in fair value of Public Warrants	(53)	(120)	(163)	(704)
Litigation settlements(o)	—	168	—	168
Other items(g)(m)	19	16	43	105
Adjusted pre-tax income (loss)(h)	(492)	231	202	2,008
Income tax (provision) benefit on adjusted pre-tax income (loss)(i)	74	(58)	(30)	(502)
Adjusted Net Income (Loss)	$(418)	$173	$172	$1,506
Weighted-average number of diluted shares outstanding	306	347	326	403
Adjusted Diluted Earnings (Loss) Per Share(j)	$(1.36)	$0.50	$0.53	$3.74
Adjusted Corporate EBITDA:
Net income (loss)	$(348)	$116	$616	$2,059
Adjustments:
Income tax provision (benefit)	(145)	11	(330)	390
Non-vehicle depreciation and amortization(k)	49	37	149	142
Non-vehicle debt interest, net of interest income	68	46	238	169
Vehicle debt-related charges(b)(l)	11	10	42	35
Restructuring and restructuring related charges(c)	7	16	17	45
Unrealized (gains) losses on financial instruments(e)	10	9	117	(111)
(Gain) on sale of non-vehicle capital assets(f)	—	—	(162)	—
Change in fair value of Public Warrants	(53)	(120)	(163)	(704)
Litigation settlements(o)	—	168	—	168
Other items(g)(n)	19	16	37	112
Adjusted Corporate EBITDA	$(382)	$309	$561	$2,305
Adjusted Corporate EBITDA margin	(17)%	15%	6%	27%
(a)Net income (loss) margin for the three months ended December 31, 2023 and 2022 was (16)% and 6%, respectively, and for the twelve months ended December 31, 2023 and 2022 was 7% and 24%, respectively.
(b)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

Supplemental Schedule II (continued)
(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. Charges incurred in International RAC, Americas RAC and Corporate for the twelve months ended December 31, 2023 were $9 million, $5 million and $3 million, respectively. For 2022, charges incurred related primarily to International RAC.
(d)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(e)Represents unrealized gains (losses) on derivative financial instruments, primarily associated with Americas RAC. In the twelve months ended December 31, 2023, also includes the realization of $88 million of previously unrealized gains resulting from the unwind of certain interest rate caps in Americas RAC during the first quarter of 2023.
(f)Represents gain on the sale of certain non-vehicle capital assets sold in March 2023 in Americas RAC.
(g)    Represents miscellaneous items. For 2023, primarily includes certain IT-related costs primarily in Corporate, charges for certain storm-related vehicle damages in Americas RAC and certain professional fees and charges related to the settlement of bankruptcy claims, partially offset by a loss recovery settlement in Americas RAC. For 2022, primarily includes bankruptcy claims, certain professional fees and charges related to the settlement of bankruptcy claims.
(h)    Adjustments by caption on a pre-tax basis were as follows:

Increase (decrease) to expenses	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2023	2022	2023	2022
Direct vehicle and operating	$(6)	$(178)	$(6)	$(232)
Depreciation of revenue earning vehicles and lease charges, net	—	—	5	—
Selling, general and administrative	(13)	(17)	(38)	(79)
Interest expense, net:
Vehicle	(24)	(16)	(163)	76
Non-vehicle	(9)	(8)	(34)	(28)
Total interest expense, net	(33)	(24)	(197)	48
Other income (expense), net	(2)	(5)	(5)	—
Gain on sale non-vehicle capital assets	—	—	162
Change in fair value of Public Warrants	53	120	163	704
Total adjustments	$(1)	$(104)	$84	$441
(i)    Derived utilizing a combined statutory rate of 15% and 25% for the periods ended December 31, 2023 and 2022, respectively, applied to the respective Adjusted Pre-tax Income (Loss). The decrease in rate is primarily resulting from EV-related tax credits anticipated to be used to decrease the Company's U.S. federal tax provision throughout 2023 based on the Company's purchases of electric vehicles.
(j)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(k)    Non-vehicle depreciation and amortization expense for Americas RAC, International RAC and Corporate for the three months ended December 31, 2023 was $43 million, $3 million and $3 million, respectively. For the three months ended December 31, 2022 was $29 million, $5 million and $3 million for Americas RAC, Corporate and International RAC, respectively. Non-vehicle depreciation and amortization for Americas RAC, International RAC and Corporate for the twelve months ended December 31, 2023 was $125 million, $13 million and $11 million, respectively. For the twelve months ended December 31, 2022 was $114 million, $15 million and $13 million for Americas RAC, Corporate and International RAC, respectively.
(l)    Vehicle debt-related charges for Americas RAC and International RAC for the three months ended December 31, 2023 were $10 million and $2 million, respectively. For the three months ended December 31, 2022 vehicle debt-related charges for Americas RAC and International RAC were $8 million and $2 million, respectively. Vehicle debt-related charges for Americas RAC and International RAC for the twelve months ended December 31, 2023 were $36 million and $7 million, respectively. For the twelve months ended December 31, 2022 vehicle debt-related charges were $25 million and $10 million for Americas RAC and International RAC, respectively.
(m)    Also includes letter of credit fees recorded primarily in Corporate.
(n)    In 2022, also includes an adjustment for certain non-cash stock-based compensation charges recorded in Corporate.
(o) Represents payments made for the settlement of certain claims related to alleged false arrests in our Americas RAC segment.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2023	2022	2023	2022
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$564	$277	$2,474	$2,538
Depreciation and reserves for revenue earning vehicles, net	(932)	(298)	(2,422)	(809)
Bankruptcy related payments (post emergence) and other payments(a)	2	177	(8)	261
Adjusted operating cash flow	(366)	156	44	1,990
Non-vehicle capital asset proceeds (expenditures), net	(34)	(44)	(7)	(138)
Adjusted operating cash flow before vehicle investment	(400)	112	37	1,852
Net fleet growth after financing	272	312	(358)	(360)
Adjusted free cash flow	$(128)	$424	$(321)	$1,492

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(1,202)	$(2,743)	$(9,514)	$(10,596)
Proceeds from disposal of revenue earning vehicles	1,320	2,028	5,498	6,498
Revenue earning vehicles capital expenditures, net	118	(715)	(4,016)	(4,098)
Depreciation and reserves for revenue earning vehicles, net	932	298	2,422	809
Financing activity related to vehicles:
Borrowings	302	1,390	6,043	9,672
Payments	(1,098)	(685)	(4,837)	(6,639)
Restricted cash changes, vehicle	18	24	30	(104)
Net financing activity related to vehicles	(778)	729	1,236	2,929
Net fleet growth after financing	$272	$312	$(358)	$(360)
(a)    In 2022, also includes payments made for the settlement of certain claims related to alleged false arrests in our Americas RAC segment.

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT AND NET CORPORATE LEVERAGE CALCULATIONS
Unaudited
__________________________________________________________________________________________________________________________________________________________________

(In millions)	As of December 31, 2023			As of December 31, 2022
	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Term loans	$—	$2,013	$2,013	$—	$1,526	$1,526
Senior notes	—	1,500	1,500	—	1,500	1,500
U.S. vehicle financing (HVF III)	10,203	—	10,203	9,406	—	9,406
International vehicle financing (Various)	2,001	—	2,001	1,417	—	1,417
Other debt	110	2	112	125	9	134
Debt issue costs, discounts and premiums	(72)	(66)	(138)	(62)	(58)	(120)
Debt as reported in the balance sheet	12,242	3,449	15,691	10,886	2,977	13,863
Add:
Debt issue costs, discounts and premiums	72	66	138	62	58	120
Less:
Cash and cash equivalents	—	764	764	—	943	943
Restricted cash	152	—	152	180	—	180
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245	—	245	245
Net Debt	$12,162	$2,506	$14,668	$10,768	$1,847	$12,615

LTM Adjusted Corporate EBITDA		561			2,305

Net Corporate Leverage		4.5x			0.8x

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2023	2022		2023	2022
Total RPD
Revenues	$2,184	$2,035		$9,371	$8,685
Foreign currency adjustment(a)	—	13		(24)	(8)
Total Revenues - adjusted for foreign currency	$2,184	$2,048		$9,347	$8,677
Transaction Days (in thousands)	37,602	33,673		154,189	136,860
Total RPD (in dollars)	$58.09	$60.82	(4)%	$60.62	$63.40	(4)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$2,184	$2,076		$9,347	$8,677
Average Rentable Vehicles (in whole units)	527,267	465,943		526,659	478,798
Total revenue per unit (in whole dollars)	$4,143	$4,456		$17,748	$18,123
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$1,381	$1,485	(7)%	$1,479	$1,510	(2)%

Vehicle Utilization
Transaction Days (in thousands)	37,602	33,673		154,189	136,860
Average Rentable Vehicles (in whole units)	527,267	465,943		526,659	478,798
Number of days in period (in whole units)	92	92		365	365
Available Car Days (in thousands)	48,511	42,870		192,334	174,826
Vehicle Utilization(b)	78%	79%		80%	78%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$828	$360		$2,039	$701
Foreign currency adjustment(a)	(1)	1		(4)	1
Adjusted depreciation of revenue earning vehicles and lease charges	$827	$361		$2,035	$702
Average Vehicles (in whole units)	553,545	496,926		552,460	506,046
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$1,494	$727		$3,684	$1,386
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$498	$242	NM	$307	$116	NM
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate
NM - Not meaningful
(a)Based on December 31, 2022 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2023	2022		2023	2022
Total RPD
Revenues	$1,805	$1,707		$7,722	$7,280
Foreign currency adjustment(a)	—	—		(3)	(12)
Total Revenues - adjusted for foreign currency	$1,805	$1,707		$7,719	$7,268
Transaction Days (in thousands)	30,589	27,367		125,215	111,759
Total RPD (in dollars)	$59.01	$62.38	(5)%	$61.65	$65.03	(5)%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,805	$1,707		$7,719	$7,268
Average Rentable Vehicles (in whole units)	422,155	370,723		422,485	385,234
Total revenue per unit (in whole dollars)	$4,276	$4,605		$18,271	$18,867
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$1,425	$1,535	(7)%	$1,523	$1,572	(3)%

Vehicle Utilization
Transaction Days (in thousands)	30,589	27,367		125,215	111,759
Average Rentable Vehicles (in whole units)	422,155	370,723		422,485	385,234
Number of days in period (in whole units)	92	92		365	365
Available Car Days (in thousands)	38,839	34,109		154,272	140,647
Vehicle Utilization(b)	79%	80%		81%	79%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$740	$333		$1,775	$553
Foreign currency adjustment(a)	—	—		1	1
Adjusted depreciation of revenue earning vehicles and lease charges	$740	$333		$1,776	$554
Average Vehicles (in whole units)	446,573	398,860		446,219	411,047
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$1,657	$834		$3,981	$1,347
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$552	$278	99%	$332	$112	NM
NM - Not meaningful
(a)Based on December 31, 2022 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2023	2022		2023	2022
Total RPD
Revenues	$379	$328		$1,649	$1,405
Foreign currency adjustment(a)	—	13		(21)	4
Total Revenues - adjusted for foreign currency	$379	$341		$1,628	$1,409
Transaction Days (in thousands)	7,013	6,305		28,974	25,101
Total RPD (in dollars)	$54.06	$54.02	—%	$56.19	$56.14	—%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$379	$366		$1,628	$1,409
Average Rentable Vehicles (in whole units)	105,112	95,221		104,173	93,564
Total revenue per unit (in whole dollars)	$3,607	$3,840		$15,627	$15,062
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$1,202	$1,280	(6)%	$1,302	$1,255	4%

Vehicle Utilization
Transaction Days (in thousands)	7,013	6,305		28,974	25,101
Average Rentable Vehicles (in whole units)	105,112	95,221		104,173	93,564
Number of days in period (in whole units)	92	92		365	365
Available Car Days (in thousands)	9,672	8,777		38,061	34,179
Vehicle Utilization(b)	73%	72%		76%	73%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$88	$27		$264	$148
Foreign currency adjustment(a)	(1)	1		(5)	—
Adjusted depreciation of revenue earning vehicles and lease charges	$87	$28		$259	$148
Average Vehicles (in whole units)	106,972	98,065		106,240	94,999
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$812	$290		$2,434	$1,556
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$271	$97	NM	$203	$130	56%
NM - Not meaningful
(a)Based on December 31, 2022 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
___________________________________________________________________

The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; vehicle and non-vehicle debt-related charges; restructuring and restructuring related charges; acquisition accounting-related depreciation and amortization; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments, gain on sale of non-vehicle capital assets and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax; non-vehicle depreciation and amortization; non-vehicle debt interest, net; vehicle debt-related charges; restructuring and restructuring related charges; change in fair value of Public Warrants; unrealized (gains) losses on financial instruments; gain on sale of non-vehicle capital assets and certain other miscellaneous items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is important to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow is important to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

The most comparable GAAP measure for adjusted operating cash flow and adjusted free cash flow is net cash provided by (used in) operating activities.

Net Fleet Growth After Financing

U.S. and International Rental Car segments Fleet Growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing, which includes borrowings, repayments and the change in restricted cash associated with vehicles. Fleet Growth is important as it allows the Company to assess the cash flow required to support its investment in revenue earning vehicles.

Net Non-vehicle Debt

Net Non-vehicle Debt is calculated as non-vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issuance costs associated with non-vehicle debt, less cash and cash equivalents. Non-vehicle debt consists of the Company's Senior Term Loan, Senior RCF, Senior Notes, Senior Second Priority Secured Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries. Net Non-vehicle Debt is important to management and investors as it helps measure the Company's corporate leverage. Net Non-vehicle Debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net Vehicle Debt is calculated as vehicle debt as reported on the Company's balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less restricted cash associated with vehicles. Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities. Net Vehicle Debt is important to management, investors and ratings agencies as it helps measure the Company's leverage with respect to its vehicle assets.

Total Net Debt

Total Net Debt is calculated as total debt, excluding the impact of unamortized debt issuance costs, less total cash and cash equivalents and restricted cash associated with vehicle debt. Unamortized debt issuance costs are required to be reported as a deduction from the carrying amount of the related debt obligation under GAAP. Management believes that eliminating the effects that these costs have on debt will more accurately reflect the Company's net debt position. Total Net Debt is important to management, investors and ratings agencies as it helps measure the Company's gross leverage.

Net Corporate Leverage

Net Corporate Leverage is calculated as non-vehicle net debt divided by Adjusted Corporate EBITDA for the last twelve months. Net Corporate Leverage is important to management and investors as it measures the Company's corporate leverage net of unrestricted cash. Net Corporate Leverage also assists in the evaluation of the Company's ability to service its non-vehicle debt with reference to the generation of Adjusted Corporate EBITDA.

KEY METRICS

Available Rental Car Days

Available Rental Car Days represents Average Rentable Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Average Rentable Vehicles

Average Rentable Vehicles reflects Average Vehicles excluding vehicles for sale on the Company’s retail lots or actively in the process of being sold through other disposition channels.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU", "RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle in the rental fleet each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to the number of vehicles in our rental fleet whether owned or leased, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Rental Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to rentable fleet capacity.